Exhibit 10.2

TRIUMPH GROUP, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

Effective January 1, 2017

ARTICLE I
PURPOSE

The purpose of this Triumph Group, Inc. Directors’ Deferred Compensation Plan (the “Plan”) is to attract and retain qualified individuals to serve as Directors of the Company and to relate Directors’ interests more closely to the Company’s performance and its stockholders’ interests. The Plan is designed to permit Participants to defer a portion of their Annual Fees and Restricted Stock Units granted under the Triumph Group, Inc. 2016 Directors’ Equity Compensation Plan, until a Change in Control of the Company, the termination of the Plan, a date specified by a Participant, the occurrence of an Unforeseeable Emergency, or a Participant’s death, Disability or Separation from Service.

ARTICLE II
DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1                               “Accounts” means, collectively, a Participant’s Cash Deferred Account and Stock Deferred Account under the Plan.  Each Account shall be maintained solely as a bookkeeping entry by the Company to evidence an unfunded obligation of the Company.

2.2                               “Annual Fee” means the aggregate annual cash fee to which a Participant is entitled under the Company’s non-employee director compensation policy, as it may be amended from time to time, including, without limitation, any fees paid for committee chair, lead director or non-executive Chairman service.

2.3                               “Beneficiary” means any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant pursuant to Section 6.3.

2.4                               “Board of Directors” means the Board of Directors of the Company.

2.5                               “Cash Deferred Account” means an account established and maintained by the Company in its books and records to reflect the interest of a Participant in the Plan resulting from a Participant’s deferred Annual Fees, denominated in cash, for the benefit of the Participant, as adjusted for interest in accordance with Section 5.2, and any other credits or charges.

2.6                               “Change in Control” means a change in ownership or control of the Company consummated through one of the following:

(a)                                 One Person, or more than one Person acting as a group as determined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B), acquires ownership of stock of the Company that, together with stock previously held by the acquirer, constitutes more than fifty percent of the total fair market value or total voting power of the Company’s stock.  If one Person, or more than one Person acting as a group, is considered to own more than fifty percent of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same Person or Persons acting as a group does not cause a change in ownership.  An increase in the percentage of stock owned by one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property, will be treated as an acquisition of stock;

(b)                                 One Person, or more than one Person acting as a group as determined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B) and (i)(5)(vi)(D), acquires or has acquired during the twelve months ending on the date of the most recent acquisition, ownership of stock of the Company that, together with stock previously held by the acquirer, possesses thirty-five percent or more of the total voting power of the Company’s stock.  If one Person, or more than one Person acting as a group, is considered to own more than thirty percent of the total voting power of the Company’s stock, the acquisition of additional stock by the same Person or Persons acting as a group does not cause a change in effective control.  An increase in the percentage of stock owned by one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property, will be treated as an acquisition of stock;

(c)                                  A majority of the members of the Board is replaced during a twelve month period by directors whose appointment or election was not endorsed by a majority of the members of the Board before the date of appointment or election; or

(d)                                 One Person, or more than one Person acting as a group as determined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B) and (i)(5)(vii)(C), acquires or has acquired during the twelve month period ending on the date of the most recent acquisition, assets from the Company that have a total gross fair market value equal to at least forty percent of the total gross fair market value of the Company’s assets immediately before the acquisition or acquisitions.  Gross fair market value means the fair market value of the Company’s assets, or the fair market value of the assets being disposed of, without regard to any liabilities associates with those assets.  Notwithstanding the prior provisions of this Section 2.6(d), acquisitions of the Company’s assets by the following Persons will not be treated as a change in the ownership of the assets: (A) a shareholder of the Company immediately before the acquisition in exchange for or with respect to the Company’s stock; (B) a Person of which the Company owns stock with fifty percent or more of the total fair market value or total voting power of that Person’s stock; (C) a Person, or more than one Person acting as a group, that owns fifty percent or more of the total fair market value or voting power of which is owned by a Person or more than one Person acting as a group set forth in clause (C).  Except as otherwise provided in the prior provisions of this Section 2.6(d), a Person’s status will be determined immediately after the asset transfer.

2.7                               “Code” means the Internal Revenue Code of 1986, as amended, including any successor statute.

2.8                               “Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

2.9                               “Company” means Triumph Group, Inc., a Delaware corporation, and any of its successors.

2.10                        “Committee” means the Nominating and Corporate Governance Committee of the Board of Directors.

2.11                        “Deferral Election” means the Participant’s written election to defer a portion of his or her Annual Fees and/or Restricted Stock Units pursuant to Section 4.3 and consistent with such form of deferral election as is specified by the Committee.

2.12                        “Deferred Stock Units” means Deferred Stock Units representing shares of Common Stock to be paid under the Equity Compensation Plan when a Participant makes a Deferral Election hereunder to defer payment of all or a portion of his or her Annual Fee in a Stock Deferred Account.

2.13                        “Director” means each member of the Company’s Board of Directors that is not an employee of the Company or a subsidiary or Affiliate of the Company.

2.14                        “Disability” or “Disabled” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.15                        “Dividend Equivalent” means an amount equal to the cash dividends paid by the Company with respect to each share of Common Stock; such Dividend Equivalents shall be credited with respect to each Deferred Stock Unit or share of Common Stock underlying a vested Restricted Stock Unit credited to a Participant’s Stock Deferred Account.

2.16                        “Effective Date” means January 1, 2017.

2.17                        “Enrollment Date” means the Participation Date, January 1 of each Plan Year and such other dates as may be determined from time to time by the Committee.

2.18                        “Equity Compensation Plan” means the Triumph Group, Inc. 2016 Directors’ Equity Compensation Plan, as it may be amended from time to time, and any successor plan.

2.19                        “Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the previous regular trading day’s closing price of actual sales of shares of Common Stock on the principal national securities exchange on which the Common Stock is listed, or if not listed, as reported on any over-the-counter market or other alternative trading system on such date, or if such Common Stock was not listed or reported on such date, the fair market value as determined under regulations under Section 409A of the Code.

2.20                        “Participant” means each Director who is eligible to receive benefits under the Plan.

2.21                        “Participation Date” means the date prior to January 1 of the immediately following Plan Year that may be designated by the Committee and as of which the Participant shall first be eligible to make a Deferral Election under the Plan for such Plan Year.

2.22                        “Plan” means this Triumph Group, Inc. Directors’ Deferred Compensation Plan, as it may be amended from time to time.

2.23                        “Plan Year” means the twelve (12) month period commencing January 1st and ending on December 31st next following.

2.24                        “Restricted Stock Units” means the awards made to Participants under Article IX of the Equity Compensation Plan where each unit represents the underlying right to acquire one share of Common Stock, subject to the terms and conditions of the Equity Compensation Plan, including the vesting requirement.

2.25                        “Separation from Service” means a Participant’s separation from service as a Director under Code Section 409A and the regulations issued thereunder, other than for death or Disability.

2.26                        “Specified Payment Date” means a specified date or a fixed schedule (in either case, not to exceed five (5) years following the earliest of the Participant’s Separation from Service, death or Disability) that, in each case, is nondiscretionary and objectively determinable at the time a Participant makes his or her Deferral Election.  In the event that a Participant selects a Specified Payment Date that is later than five years following the earliest of his or her Separation from Service, death or Disability, such Specified Payment Date shall automatically be adjusted to be five years following the earliest of the Participant’s Separation from Service, death or Disability.

2.27                        “Stock Deferred Account” means the account maintained on the books of the Company for a Participant for the purpose of accounting for the Deferred Stock Units and shares of Common Stock underlying vested Restricted Stock Units elected to be placed in such Account.

2.28                        “Subsequent Change” has the meaning set forth in Section 4.5.

2.29                        “Trust” has the meaning set forth in Section 5.1.

2.30                        “Trustee” has the meaning set forth in Section 5.1.

2.31                        “Unforeseeable Emergency” means (a) a severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant’s spouse, Beneficiary or dependent (as defined in Code Section 152(a)), (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Committee, in its sole and absolute discretion as defined by Code Section 409A and the regulations issued thereunder.

ARTICLE III
ELIGIBILITY

3.1                               Eligibility Requirements. All non-employee director serving on the Company’s Board are eligible to participate in this Plan.

3.2                               Ineligible Participant. If the Committee determines that a Participant is no longer eligible to participate in the Plan, the Participant’s Deferral Election shall terminate as of the end of the Plan Year to which it relates, and he or she shall defer no further Annual Fees or Restricted Stock Units under the Plan until it is again determined that he or she is eligible to participate. The Accounts of such a Participant shall continue to be adjusted pursuant to the provisions of Article V until the Accounts are distributed under Article VI.

ARTICLE IV
DEFERRAL ELECTIONS

4.1                               Opportunity to Defer. A Participant may elect to defer payment of all or a portion of the Annual Fee otherwise payable to him or her for services to be rendered after his or her Participation Date (subject to such limits and restrictions as to any dollar amount or percentage as may be established from time to time by the Committee), such amount to be credited to his or her Cash Deferred Account and/or Stock Deferred Account under the Plan, as designated by the Participant, subject to any adjustments made pursuant to Article V.  In addition, a Participant may elect to defer the receipt of shares of Common Stock payable to the Participant with respect to Restricted Stock Units granted under the Equity Compensation Plan (subject to any limits and restrictions that may be established from time to time by the Committee), such amount to be credited to his or her Stock Deferred Account under the Plan, subject to any adjustments made pursuant to Article V.

4.2                               Accounts.

(a)                                 Cash Deferred Account. A Cash Deferred Account shall be established for each Participant by the Company as of the effective date of such Participant’s first Deferral Election of all or a portion of his or her Annual Fee into a Cash Deferred Account.

(b)                                 Stock Deferred Account. A Stock Deferred Account shall be established for each Participant by the Company as of the effective date of such Participant’s first Deferral Election of all or a portion of Restricted Stock Units granted under the Equity Compensation Plan or the Participant’s first Deferral Election of all or a portion his or her Annual Fee into a Stock Deferred Account.  In the case of Restricted Stock Units, upon vesting of the award under the Equity Compensation Plan, the shares of Common Stock underlying such Restricted Stock Units shall be deemed included in the Deferred Stock Account as of the vesting date.  In the case of an Annual Fee deferral, the amount of Annual Fees deferred shall be converted into an equivalent number of Deferred Stock Units granted under the Equity Compensation Plan by dividing the deferred Annual Fee by Fair Market Value per Share on the date on which the deferred Annual Fee would otherwise be paid. Such Deferred Stock Units shall be maintained in the Stock Deferred Account in accordance with the applicable Deferral Election.  The form of Deferred Stock Unit Certificate documenting such Deferred Stock Units is attached as Exhibit A.

4.3                               Timing and Content of Elections.

(a)                                 Timing.

(i)                                     New Participants.  The initial Deferral Election of a new Participant with respect to an Annual Fee and Restricted Stock Units shall be made by written notice signed by the Participant and delivered to the Company not later than thirty (30) days after the Participant first becomes eligible to participate in the Plan or any other plan maintained by the Company that provides for the deferral of the Participant’s fees or compensation; provided, however, such initial Deferral Election shall not apply to any portion of his or her Annual Fee earned or Restricted Stock Units granted for service prior to the date such Deferral Election form is filed with the Company.

(ii)                                  Existing Participants.  Except as provided in Section 4.3(a)(i), each Participant may make a Deferral Election by written notice signed by the Participant and delivered to the Company not later than the last day of the month prior to the next succeeding Plan Year and shall be effective on the first day of such succeeding Plan Year with respect to the Annual Fee to be earned and Restricted Stock Units to be granted with respect to such subsequent Plan Year.

(iii)                               Irrevocable.  A Deferral Election with respect to the deferral of future Annual Fees and Restricted Stock Units shall be an irrevocable election for each Plan Year (and shall become irrevocable immediately prior to the Enrollment Date to which such Deferral Election relates) unless otherwise modified or revoked during the Plan Year as provided in Section 4.4 herein. The termination of participation in the Plan shall not affect amounts (or any interest or Dividend Equivalents added thereto) previously deferred by a Participant under the Plan.

(iv)                              Deferral Elections Not Evergreen.  Any Deferral Election shall apply only to the Plan Year to which it relates and shall not apply to subsequent Plan Years.  A Participant may make a Deferral Election for each Plan Year for which he or she is eligible to participate in the Plan.

(b)                                 Content.

(i)                                     A Deferral Election made pursuant to this Section 4.3 shall be made in writing on a form prescribed by the Company and the Deferral Election shall provide:

(A)                               that the Participant wishes to make an election to defer the receipt of all or a portion of his or her Annual Fee and/or Restricted Stock Units;

(B)                               the whole percentage or dollar amount of such Annual Fee and/or Restricted Stock Units to be deferred;

(C)                               in the case of an Annual Fee deferral, whether the deferral will be made to the Participant’s Cash Deferred Account or his or her Stock Deferred Account;

(D)                               the form of payment of the Participant’s Accounts with respect to the Annual Fee and/or Restricted Stock Units deferred under such Deferral Election in the event of the Participant’s death, Disability, Separation from Service or Specified Payment Date, which optional forms shall be (1) a lump sum payment, or (2) monthly, quarterly or annual installment payments over a period not to exceed five (5) years (provided that any such installments shall not extend beyond five years following the earliest of the Participant’s Separation from Service, death or Disability); and

(E)                                the Specified Payment Date, if any, on which the Participant shall receive or begin to receive the distributions of his or her Accounts with respect to the Annual Fee and/or Deferred Stock Units and/or shares of Common Stock underlying vested Restricted Stock Units under such Deferral Election.  In no event can a Specified Payment Date be later than five (5) years following the earliest of the Participant’s Separation from Service, death or Disability.

(ii)                                  In the event that the Participant fails to designate a Specified Payment Date, the Participant’s Accounts shall be distributed during the Plan Year following the Plan Year in which the earliest of the Participant’s death, Disability or Separation from Service occurs, subject to Article VI.  In the event that the Participant fails to designate a form of payment, the Participant’s Accounts shall be distributed as a single lump sum.

4.4                               Suspension of Deferral Election. Notwithstanding the provisions of Section 4.3, the Committee, in its sole discretion upon written application by a Participant, may authorize the suspension of a Participant’s Deferral Election in the event of an Unforeseeable Emergency. Any suspension authorized by the Committee shall become effective as soon as practicable after the Committee’s receipt of a suspension application, but no later than thirty (30) days after the receipt of such suspension application. Such suspension shall be effective for the remainder of the Plan Year and shall be deemed an annual election for each succeeding Plan Year unless a subsequent Deferral Election is filed with the Company pursuant to Section 4.3.

4.5                               Change in Form of Distribution and Specified Payment Date. If approved by the Committee, a Participant may amend a prior Deferral Election on a form prescribed by the Committee in order to change the form of the distribution of his or her Accounts and/or any Specified Payment Date (in each case, a “Subsequent Change”). A Subsequent Change shall be given effect by the Committee only if the election to change the form of payment or the Specified Payment Date (i) does not take effect until at least twelve (12) months after the date on which the election is made and (ii) is made at least twelve (12) months prior to the date a lump sum is scheduled to be paid or, in the case of installment payments, twelve (12) months prior to the date the first payment is scheduled to be paid. Notwithstanding anything herein to the contrary, any payment with respect to which a Participant makes a Subsequent Change shall not be made before the fifth (5th) anniversary of the date on which the payment would have been made had the Participant not made the Subsequent Change.

ARTICLE V
INTEREST ADJUSTMENTS; DIVIDEND EQUIVALENTS

5.1                               Rabbi Trust. A rabbi trust (the “Trust”) may be established in connection with the Plan to hold the Accounts. The Trust will be irrevocable and will terminate on the earlier to occur of (i) all funds having been distributed from the Trust, or (ii) the date all obligations under the Plan have been satisfied. The Trust will provide that the assets of the Trust will be distributed only to or for the benefit of the Participants or their beneficiaries unless the insolvency provisions of the Trust apply. The Company will appoint a trustee for the Trust (the “Trustee”) and will enter into a trust agreement, in form and substance acceptable to the Company, with the Trustee. The Committee shall select the initial trustee.

5.2                               Interest Income for Cash Deferred Accounts. On the last day of each Plan Year and immediately prior to the payment of any benefits, each Cash Deferred Account shall be adjusted for interest at the annual rate applied to the Company’s money market accounts since the preceding interest crediting date under this Section 5.2.

5.3                               Stock Deferred Accounts.  A Participant may elect in his or her Deferral Election to convert a portion of his or her Annual Fee that he or she elects to defer during the applicable Plan Year pursuant to Section 4.3 into Deferred Stock Units in a Stock Deferred Account.  In such case, the number of Deferred Stock Units that shall be credited to the Participant’s Stock Deferred Account shall be equal to the portion of his or her Annual Fee that he or she elects to defer pursuant to this Section 5.3 divided by the Fair Market Value per Share on the date on which the Annual Fee, or portion thereof, would be paid.  The cash value of any fractional share shall be placed into the Cash Deferred Account.  Such Deferred Stock Units shall be credited to the Participant’s Stock Deferred Account on such date. The share of Common Stock underlying each Restricted Stock Unit deferred shall also be placed in the Stock Deferred Account as of the vesting date of the Restricted Stock Unit.  Each Deferred Stock Unit and vested Restricted Stock Unit shall be the right to acquire one share of Common Stock.

5.4                               Dividend Equivalents. The Company will credit a Participant with Dividend Equivalents with respect to each Deferred Stock Unit or shares underlying vested Restricted Stock Units credited to his or her Stock Deferred Account.  Dividend Equivalents, if any, shall be accrued and paid in cash to a Participant upon the distribution of his or her Stock Deferred Account. The cash value of the Dividend Equivalents shall not be credited to the Participant’s Cash Deferred Account.

5.5                               Participant Reports. At the end of each Plan Year (or on a more frequent basis as determined by the Committee), a report shall be issued to each Participant who has an Account, and such report will set forth the value of each such Account and, in the case of a Stock Deferred Account, the number of shares of Common Stock underlying Deferred Stock Units and vested Restricted Stock Units credited to such Stock Deferred Account.

ARTICLE VI
DISTRIBUTION OF ACCOUNTS

6.1                               Distribution upon a Specified Payment Date. If a Participant’s Deferral Election provides for distributions based on the occurrence of a Specified Payment Date, upon such Specified Payment Date, the Account(s) attributable to such Deferral Election shall be distributed to the Participant in a lump sum or in equal monthly, quarterly or annual installments not to exceed a five (5) year period as specified on the Participant’s Deferral Election form. In the event that the value of a Participant’s Accounts under the Plan at the time a series of installment payments is to commence is ten thousand dollars ($10,000) or less, the Cash Deferred Account and Stock Deferred Account shall be distributed in cash or in shares of Common Stock, as applicable, in a lump sum notwithstanding the Participant’s election to have his or her Cash Deferred Account and/or Stock Deferred Account distributed in installments under the Plan. The Cash Deferred Accounts and/or the shares of Common Stock underlying Deferred Stock Units or vested Restricted Stock Units in the Stock Deferred Account shall be valued on the date a distribution is processed. All payments and deliveries due under this Section 6.1 shall be made or shall commence as soon as reasonably feasible following the Participant’s Specified Payment Date, but in no event later than thirty (30) days following the Specified Payment Date; provided that, if such thirty (30) day period ends in the Plan Year following the Plan Year in which the Specified Payment Date occurs, the Participant shall not have the right to designate the Plan Year of payment.

6.2                               Distribution upon Separation From Service.

If a Participant’s Deferral Election provides for a distribution based on his or her Separation from Service, upon such Separation from Service, the Account(s) attributable to such Deferral Election shall be distributed to the Participant in a lump sum or in equal monthly, quarterly or annual installments not to exceed a five (5) year period as specified on the Participant’s Deferral Election form. In the event that the value of a Participant’s Accounts under the Plan, at the time a series of installment payments is to commence, is ten thousand dollars ($10,000) or less, the Cash Deferred Account and Stock Deferred Account shall be distributed, in cash or in shares of Common Stock, as applicable, in a lump sum notwithstanding the Participant’s election to have his or her Cash Deferred Account and/or Stock Deferred Account distributed in installments under the Plan. The Cash Deferred Account and/or the shares of Common Stock underlying Deferred Stock Units or vested Restricted Stock Units in the Stock Deferred Account shall be valued on the date a distribution is processed. All payments and deliveries due under this Section 6.2 shall be made or shall commence during the Plan Year following the Plan Year in which the Separation from Service occurs.

6.3                               Distribution upon Death.

(a)                                 Generally. Upon the death of a Participant prior to the payment of his or her Accounts, the balance of his or her Accounts shall be paid to the Participant’s Beneficiary in a lump sum or in equal monthly, quarterly or annual installments not to exceed a five (5) year period as specified on the Participant’s Deferral Election form.  In the event that the value of a Participant’s Accounts under the Plan, at the time a series of installment payments is to commence, is ten thousand dollars ($10,000) or less, the Cash Deferred Account and Stock

Deferred Account shall be distributed, in cash or in shares of Common Stock, as applicable, to the Participant’s Beneficiary in a lump sum notwithstanding the Participant’s election to have his or her Cash Deferred Account and/or Stock Deferred Account distributed in installments under the Plan. The Cash Deferred Account and/or the shares of Common Stock underlying Deferred Stock Units or vested Restricted Stock Units in the Stock Deferred Account shall be valued on the date a distribution is processed. All payments and deliveries due under this Section 6.3(a) shall be made or shall commence during the Plan Year following the Plan Year in which the Participant’s death occurs. If a Participant who has elected to have his or her Accounts distributed in installments under the terms of the Plan dies subsequent to the commencement of such installment payments but prior to the completion of such payments, the installments shall continue and shall be paid to the Beneficiary as if the Participant had not died.

(b)                                 Beneficiary Designation. A Participant may designate a Beneficiary or Beneficiaries, and a contingent Beneficiary or Beneficiaries, to receive the undistributed portion of his or her Accounts if he or she dies before distribution is completed. In the event a Beneficiary designation is not on file or all designated Beneficiaries are deceased or cannot be located, payment will be made to the Participant’s estate. The Beneficiary designation may be changed by the Participant at any time without the consent of the prior Beneficiary.

6.4                               Distribution upon Disability. Upon the Disability of a Participant prior to the payment of his or her Accounts, the balance of his or her Accounts shall be paid to the Participant in a lump sum or in equal monthly, quarterly or annual installments not to exceed a five (5) year period as specified on the Participant’s Deferral Election form. In the event that the value of a Participant’s Accounts under the Plan, at the time a series of installment payments is to commence, is ten thousand dollars ($10,000) or less, the Cash Deferred Account and Stock Deferred Account shall be distributed in cash or in shares of Common Stock, as applicable in a lump sum notwithstanding the Participant’s election to have his or her Cash Deferred Account and/or Stock Deferred Account distributed in installments under the Plan. The Cash Deferred Account and/or the shares of Common Stock underlying Deferred Stock Units or vested Restricted Stock Units in the Stock Deferred Account shall be valued on the date a distribution is processed. All payments and deliveries due under this Section 6.4 shall be made or shall commence during the Plan Year following the Plan Year in which the Participant incurs a Disability.

6.5                               Distribution upon an Unforeseeable Emergency. A Participant may request a distribution of his or her Accounts due to an Unforeseeable Emergency by submitting a written request to the Committee accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. The Committee shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a distribution due to an Unforeseeable Emergency is approved, the distribution is limited to an amount sufficient to meet the need resulting from the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The allowed distribution shall be payable in the form determined by the Committee as soon as possible after approval of such distribution.

6.6                               Distribution upon Change in Control. Notwithstanding any provision of this Plan to the contrary, upon a Change in Control of the Company (a) a Participant shall be paid the cash balance of his or her Cash Deferred Account in a lump sum within sixty (60) days following the date on which the Change in Control occurs; provided that, if such sixty (60) day period ends in the taxable year following the year in which the Change in Control occurs, the Participant shall not have the right to designate the year of payment; and (b) any shares of Common Stock underlying any Deferred Stock Units and any vested Restricted Stock Units in the Stock Deferred Account shall be issued to the Participant immediately prior to the consummation of the Change in Control.  Any Dividend Equivalents shall be paid in cash with the payment of the Cash Deferred Account.

6.7                               Distribution in the Event of Taxation. If, for any reason, it has been determined that the Plan fails to meet the requirements of Code Section 409A and the regulations issued thereunder, and the failure is not or cannot be corrected under an Internal Revenue Service correction program for such failure, the Committee shall distribute to the Participant the portion of the Participant’s Account(s) that is required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A.

6.8                               Medium of Distributions. Distributions made to a Participant with respect to his or her Cash Deferred Account shall be paid in cash. Distributions made to a Participant with respect to his or her Stock Deferred Account shall be paid in shares of Common Stock; provided, however, that the value of any fractional shares otherwise deliverable to the Participant shall be paid in cash; provided, further, that any Dividend Equivalents accrued with respect to the Deferred Stock Units or vested Restricted Stock Units credited to the Participant’s Stock Deferred Account shall be paid in cash.

ARTICLE VII
ADMINISTRATION OF PLAN

7.1                               Powers of the Committee. The Committee shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all powers that are necessary to carry out the provisions of the Plan, including, with limitation, the powers to:

(a)                                 determine all questions relating to eligibility for participation in the Plan and the amount in the Accounts of the Participants and all questions pertaining to claims for benefits and procedures for claims review;

(b)                                 resolve all other questions arising under the Plan, including any questions of construction; and

(c)                                  take such further action that the Company deems advisable in the administration of the Plan. The actions taken by the Committee hereunder shall be final and binding upon all interested parties.

7.2                               Agents. The Committee may, from time to time, employ other agents and delegate to them such administration duties as it deems necessary, and may, from time to time, consult with counsel.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1                               No Alienation. Neither the Participant, his Beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any such attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

8.2                               Unsecured General Creditor. The Plan shall at all times be considered entirely unfunded and no provision shall at any time be made with respect to segregating assets of any Participant for payment of any amounts hereunder. The Plan constitutes a mere promise of the Company to make payments to Participants in the future and Participants have rights only as unsecured general creditors of the Company.

8.3                               Amendment and Termination. The Plan may be amended, modified, or terminated by the Board of Directors in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to benefits under the Plan prior to such amendment, modification, or termination; further, provided, that any termination of the Plan and any distributions made in connection with such termination shall, in each case, be made in accordance with the requirements of Code Section 409A and Treasury Regulation Section 1.409A-3(j)(4)(ix).

8.4                               No Effect on Other Benefits. It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he or she may be eligible, whether funded or unfunded, by reason of his or her employment by the Company.

8.5                               No Tax Representations. The Company makes no representation with respect to the state, federal, financial, estate planning or the securities implications of the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

8.6                               Governing Law; Jurisdiction. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws to the extent not pre-empted by federal law.

8.7                               Code Section 409A. All Accounts under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Accounts under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Account or Deferral Election form, the Plan shall govern. Notwithstanding the foregoing, neither the Company nor any member of the Board of Directors shall have any liability to any person in the event Code

Section 409A applies to any Account in a manner that results in adverse tax consequences for the Participant or any of his or her Beneficiaries or transferees.

8.8                               Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

8.9                               Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

EXHIBIT A

TRIUMPH GROUP, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN
2016 DIRECTORS’ EQUITY COMPENSATION PLAN
DEFERRED STOCK UNIT CERTIFICATE

This Certificate documents the election made by the identified Participant to defer payment of all or a portion of the Participant’s annual cash fees for fiscal      into a Stock Deferred Account maintained under the Triumph Group, Inc. Directors’ Deferred Compensation Plan (as it may be amended from time to time, the “Deferral Plan”).  The amount of Annual Fees deferred under the Deferral Election are hereby converted into an equivalent number of Deferred Stock Units granted under the Triumph Group, Inc. 2016 Directors’ Equity Compensation Plan (as it may be amended from time to time, the “Plan”) by dividing the deferred Annual Fee by the Fair Market Value per Share on the date on which the deferred Annual Fee would otherwise be paid.  The cash value of any fractional share will be added to the Participant’s Cash Deferred Account under the Deferral Plan.  All capitalized terms used in this Certificate have the meanings assigned in the Deferral Plan or the Plan, as the context requires.

Name and Address of Participant:

Number of Deferred Stock Units (collectively, the “Units”)
Awarded under the Deferral Election:

Grant Date:

Lapse of Forfeiture:

The right to receive the Shares underlying the Units will vest on the lapse of forfeiture date that is the earliest of the Participant’s death, Disability, Retirement or other departure from the Board, including any departure resulting from a divestiture or a Change in Control, each as set forth in the Plan.

Additional Terms and Conditions:

1.                                      Each Unit represents the right to receive one share of the Company’s common stock, $.001 par value per share (collectively, the “Shares”) upon the payment date or dates set forth in the Deferral Election following lapse of forfeiture.

2.                                      The Participant shall be entitled to receive Dividend Equivalents equal to the cash dividends the Company would have paid to such Participant had he or she been the holder of record of the Shares underlying the Units as of the close of business on the record date for the payment of the dividend.

3.                                      This Award is subject to the terms of the Plan, the terms and conditions of which will govern this Award to the extent not otherwise provided in this Certificate.  A copy of the Plan is being delivered to the Participant with this Certificate. Notwithstanding the foregoing, the payment of the Shares shall be subject to, and made in accordance with, the Deferral Election and the Deferral Plan.